                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Mackie Designs Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2000

                            ------------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Tuesday, May 16, 2000, at 10:00 a.m., local time, at the Chateau Ste. Michelle Winery, 14111 N.E. 145th Street, Woodinville, Washington, for the following purposes:

    1. To elect two directors to serve a three-year term and until their successors are elected.

    2. To elect one director previously appointed by the Board of Directors to complete the remaining two years of his three-year term and until his successor is elected.

    3. To approve an amendment to the Company's Second Amended and Restated 1995 Stock Option Plan.

    4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 27, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors
                                          Greg C. Mackie
                                          CHAIRMAN OF THE BOARD

Woodinville, Washington
April 20, 2000

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              MACKIE DESIGNS INC.
                           16220 WOOD-RED ROAD, N.E.
                         WOODINVILLE, WASHINGTON 98072
                                 (206) 487-4333
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2000 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Chateau Ste Michelle Winery, 14111 N.E. 145th Street, Woodinville, Washington (telephone number (425) 488-1133).

    These proxy solicitation materials will be mailed on or about April 20, 2000 to all shareholders entitled to vote at the Meeting.

RECORD DATE

    Shareholders of record of the Company's Common Stock at the close of business on March 27, 2000 are entitled to notice of, and to vote at, the Meeting. On March 27, 2000, 12,118,258 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING

    Holders of shares of Common Stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of March 27, 2000, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee but do have the effect of a "no" vote in determining whether other proposals are approved.

SOLICITATION

    The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2001 Annual Meeting must be received by the Company no later than December 22, 2000 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's bylaws provide that the Company shall have not less than three nor more than 10 directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at seven directors.

    The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of David M. Tully, whose term will expire at the 2002 Annual Meeting of Shareholders, and Roy D. Wemyss, whose term will expire at the 2000 Annual Meeting of Shareholders as explained below; Class 2 consists of Raymond B. Ferguson and C. Marcus Sorenson, whose terms will expire at the 2000 Annual Meeting of Shareholders; and Class 3 consists of Greg C. Mackie and Gregory W. Riker, whose terms will expire at the 2001 Annual Meeting of Shareholders. Currently, there is a vacant position for a Class 1 director due to the death of Walter Goodman in October 1999. The Company is actively searching for a candidate to fill that vacancy.

    At the Meeting, two Class 2 directors will be elected to serve three-year terms until the 2003 Annual Meeting and until their successors are elected and qualified. The nominees for Class 2 directors are Raymond B. Ferguson and C. Marcus Sorenson, who are currently members of the Board of Directors of the Company.

    In addition, at the Meeting one Class 1 director will be elected to serve a two-year term until the 2002 Annual Meeting and until his successor is elected and qualified. The nominee for Class 1 director is Roy D. Wemyss. After the mailing of the notice for the 1999 Annual Meeting of Shareholders, Mr. Wemyss was appointed by the Board of Directors in April 1999 to fill a vacancy that was created when the Board of Directors increased the number of directors from six to seven. Under the Washington Business Corporations Act as codified under RCW 23B.08.050, the term of a director elected to fill a vacancy expires at the next shareholder's meeting at which directors are elected. Accordingly, Mr. Wemyss is up for election as a Class 1 director to serve until the 2002 Annual Meeting and until his successor is elected and qualified.

    Raymond B. Ferguson, C. Marcus Sorenson, and Roy D. Wemyss are collectively referred to as "the Nominees." The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

    The Company's directors, including the Nominees, executive officers and key employees are as follows:

NAME                                           AGE                        POSITION
----                                         --------   ---------------------------------------------
NOMINEES:
  Raymond B. Ferguson(1)(2)(3)                  54      Director (Class 2)
  C. Marcus Sorenson                            52      Director (Class 2)
  Roy D. Wemyss(3)                              49      Director (Class 1)

CONTINUING DIRECTORS:
  Greg C. Mackie(2)                             50      Chairman and Director (Class 3)
  Gregory W. Riker(1)(3)                        46      Director (Class 3)
  David M. Tully(1)(2)                          56      Secretary, Treasurer and Director (Class 1)

OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES:
  William A. Garrard                            45      Vice President and Chief Financial Officer
  James T. Engen                                37      Chief Operating Officer
  Macdonald J. Madden                           38      Vice President--Manufacturing
  Peter Watts                                   40      Vice President--Engineering
  David E. Firestone                            48      Vice President--Marketing
  Robert J. Tudor                               33      Director of Software Development
  Ron M. Koliha                                 49      Director of Marketing and Communications
  Jeremy Matthew                                34      Director of Mackie Designs (Netherlands) B.V.

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Option Committee

NOMINEES

    RAYMOND B. "BUCK" FERGUSON has been a director of the Company since
March 1997. Since 1994, Mr. Ferguson has been a consultant regarding business and real estate matters. From 1983 to 1994, he held various positions at Microsoft, including Senior Director of Administration and Senior Director of Investor Relations. Mr. Ferguson received his J.D. degree from Duke University School of Law in 1970.

    C. MARCUS SORENSON has been a director of the Company since 1990. Since 1975, he has been President and owner, together with his wife, Judith B. Sorenson, of C.M. Sorenson Company, Inc., dba Calwest Marketing South, a manufacturers' representative and distributor of consumer and professional electronics that acted as the Company's exclusive representative for southern California and southern Nevada through January 1997. Mr. Sorenson is also a partner in Blacker-Sorenson Audio Group that has acted since January 1997 as the Company's exclusive representative for southern California and southern Nevada.

    ROY D. WEMYSS has been a director of the Company since May 1999 and served as Chief Executive Officer and President from April 1999 to October 1999. He served as the Company's interim Chief Operating Officer from November 1996 until his appointment as Executive Vice President and Chief Operating Officer in
April 1997. From 1993 to 1996, Mr. Wemyss was involved in several start-up operations, primarily engaged in product development. From 1990 to 1993, Mr. Wemyss served as Senior Vice President of James Hardie Building
Boards Inc., a gypsum and fiber cement company. From 1987 to 1990, he served as James Hardie Gypsum Inc.'s Vice President--General Manager and, from 1985 to 1987, served as general manager of Norwest Gypsum. From 1983 to 1984, Mr. Wemyss was Financial Controller, then Production Manager, of Sauder Industries Limited (Trufit Division). From 1972 to 1983, he was on the professional staff of Price Waterhouse, a public accounting firm, at various international locations.

CONTINUING DIRECTORS

    GREG C. MACKIE founded the Company in 1988 and serves as a director and Chairman of the board. Mr. Mackie was President of the Company from 1988 to 1999. From 1978 to 1985, he was President of Audio Control Corporation ("Audio Control"), a company he co-founded and that specialized in equalizers and analyzers for the home consumer electronics market. From 1970 to 1978, Mr. Mackie was President of Technical Audio Products Company (TAPCO), also a company he co-founded which is generally credited with pioneering the professional multi-channel live music mixer as a discrete product.

    GREGORY W. RIKER has over 20 years of experience in the high-tech industry. During his nine years at Microsoft Corporation ("Microsoft") from 1989 to 1998, Mr. Riker worked as Director of Advanced Consumer Technology, creating the Microsoft Home, the Auto PC and wearable computers. Mr. Riker came to Microsoft from Electronic Arts, Inc., the world's largest publisher of entertainment software. As Vice President of Technology for Electronic Arts from 1983 to 1989, Mr. Riker was responsible for its proprietary game development system allowing software artists to bring products to market more quickly. Mr. Riker first began his high-tech career with Atari, Inc. in 1981. He currently works as a lecturer and consultant in the high-tech industry.

    DAVID M. TULLY has been Secretary, Treasurer and a director of the Company since its inception in 1988. From 1975 to 1994, Mr. Tully was the owner and President of Priebe Electronics, a major supplier of components to the Company and a division of Quadra Investment Ltd. He is currently President of SMB Corporation, a holding company.

OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES

    WILLIAM A. GARRARD has served as Vice President and Chief Financial Officer of the Company since June 1997. During May and June 1997, he served as a consultant to the Company. Mr. Garrard holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia. From 1993 until he joined the Company, he operated an independent public accounting business. From 1978 to 1993, Mr. Garrard was on the professional staff of Price Waterhouse.

    JAMIE ENGEN was appointed Chief Operating Officer in June 1999. During the period July 1998 to June 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998, Mr. Engen was a Senior Vice President of Price Waterhouse, specializing in the restructuring and refinancing of troubled companies. Prior to Price Waterhouse, Engen's background included being the executive producer of a mini series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

    MACDONALD J. MADDEN was appointed Vice President--Manufacturing in February 2000. Mr. Madden has been with the Company since August 1997 and most recently served as Director of Manufacturing. Mr. Madden was appointed to replace Mr. Corey Rivers who returned to being a consultant for the Company.

    PETER WATTS has been employed by the Company since 1995 and currently serves as Vice President--Engineering. From 1977 to 1995, he served as Head of Research and Development at Trident Audio Developments in England, one of the original manufacturers of mixers. At Trident, Mr. Watts designed the Trident Di-An console, the world's first fully automated, digitally controlled analog sound mixer.

    DAVID E. FIRESTONE was appointed Vice President--Marketing in September 1999. Prior to that, Mr. Firestone served as Vice President--Sales and Marketing of the Company from 1992 until January 1997 at which time he was appointed Vice President--Product Development. From 1987 to 1992, he held sales and product development positions with JBL Professional, a subsidiary of Harman, and was Sales Manager for Audio Control from 1982 to 1987.

    ROBERT J. TUDOR has been employed by the Company since 1996 and currently serves as Director of Software Development. In 1989, he co-founded ResNova Software, Inc. ("ResNova"), a developer of telecommunication software and internet technologies, including Novalink Professional, that became the platform for HTML and HTTP information servers. ResNova was one of the 12 companies that participated in the Internet Action Task Force (IATF) to develop the HTML and World Wide Web standard. ResNova's technology was acquired by Microsoft in 1996 and was used in Microsoft's development of Outlook Express for Macintosh. Prior to ResNova, Mr. Tudor was a mix engineer/record producer and co-founder of Metropolis Recording Studios in Boston and worked with various recording artists including Bobby Brown, Amy Mann, Peter Wolf, New Kids on the Block, Billy Idol, Bel Biv Devoe, New Edition, TAM TAM, and QTe. Mr. Tudor is also the creator of OnRecord Services, an online system for musicians, and the co-creator of Novalink, the first graphical BBS software.

    RON M. KOLIHA has been employed by the Company since 1992; he currently serves as Director of Marketing and Communications. From 1989 to 1992, he served as a marketing and advertising consultant to the Company. From 1984 to 1989, he was Communications Director of Rogersound Lab Inc., a consumer electronics retail chain. From 1980 to 1984, Mr. Koliha was Director of Marketing at Audio Control. Mr. Koliha has also been Assistant Creative Director and Senior Copywriter at several New York and Seattle advertising agencies and is the recipient of numerous advertising awards.

    JEREMY MATTHEW was elected as Director of Mackie Designs Inc. (Netherlands) B.V. in August 1999 and Director of Finance for Europe. From 1997 to 1999
Mr. Matthew was the Controller for AT&T Europe. From 1987 to 1997 Mr. Matthew was on the professional staff of Price Waterhouse.

BOARD MEETINGS, NOMINATIONS BY SHAREHOLDERS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven meetings during the year ended December 31, 1999.

    The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    Public disclosure of the date of the Meeting was made in a press release on March 13, 2000.

    The Company's Board of Directors currently has an Audit Committee, a Compensation Committee and an Option Committee. The Audit Committee
(1) recommends engagement of the Company's independent certified public accountants, (2) reviews the scope of the audit, (3) considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and (4) reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, which currently consists of Messrs. Ferguson, Riker and Tully, held 1 meeting in 1999. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Messrs. Ferguson, Mackie and Tully, met 3 times in 1999. The Option Committee administers the Company's Second Amended and Restated 1995 Stock Option Plan and currently consists of Messrs. Ferguson, Riker, and Wemyss. During 1999, the Option Committee held 2 meetings.

    During 1999, no director attended fewer than 75% of the aggregate of
(1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

DIRECTOR COMPENSATION

    For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid (1) an annual fee of $7,500, payable in quarterly payments of $1,875; (2) a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone); and (3) a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 10,000 non-qualified stock options pursuant to the terms of the Company's Second Amended and Restated 1995 Stock Option Plan (the "Option Plan"). In addition, each director is entitled to receive an annual grant of 5,000 non-qualified stock options pursuant to the terms of the Option Plan in recognition of his or her service on the Board during the preceding year, which awards are made each December; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                ANNUAL COMPENSATION                   COMPENSATION
                                   ---------------------------------------------   ------------------
                                                                                         AWARDS
                                                                                   ------------------
                                                                    OTHER ANNUAL         SHARES          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     COMPENSATION   UNDERLYING OPTIONS   COMPENSATION
---------------------------        --------   --------   --------   ------------   ------------------   ------------
Greg C. Mackie...................    1997     $175,000   $74,828            --           225,000                --
  Chairman                           1998      250,000    24,671            --             5,000                --
                                     1999      250,000     9,881            --                --                --

Roy D. Wemyss....................    1997      118,686    28,641      $122,343(1)        200,000                --
  Director                           1998      200,000    24,107           500(2)         50,000                --
                                     1999      166,389     9,655           500(2)         10,000          $ 66,389(3)

William A. Garrard...............    1997       54,166    11,127            --           100,000                --
  Vice President and Chief           1998      125,000    17,622            --            20,000                --
  Financial Officer                  1999      165,000    32,057                          30,000                --

James T. Engen...................    1997           --        --            --                --                --
  Chief Operating Officer            1998       73,898        --            --           100,000                --
                                     1999      160,000    53,500        56,675(4)        100,000                --

Peter Watts......................    1997      124,000    39,619            --            75,000
  Vice President--Engineering        1998      150,000     8,109            --            15,000
                                     1999      150,000    57,823                          60,000

Robert May(5)....................    1997           --        --            --           100,000            55,499(6)
  Vice President--Manufacturing      1998           --        --            --            15,000
                                     1999       78,125     7,004           500(2)             --

David E. Firestone...............    1997       90,000    26,364            --             5,000
  Vice President--Marketing          1998       90,000    10,425            --             4,500
                                     1999      101,250     4,218           500(2)

------------------------

(1) Mr. Wemyss served as the Company's interim Chief Operating Officer from November 1996 through April 1997 and during that period was paid as a consultant. These amounts consist of consulting fees paid to a corporation owned by Mr. Wemyss.

(2) Consists of matching contributions made by the Company under its 401(k) profit-sharing plan. Salary deferrals into the 401(k) plan are included in the Salary column.

(3) Consists of amounts paid to Mr. Wemyss which are payable over a period of one year pursuant to a Separation Agreement in connection with Mr. Wemyss' resignation as Chief Executive Officer.

(4) Consists of amounts paid to Mr. Engen for reimbursement of relocation expenses and the imputed value of an interest-free loan from the Company given in connection with his appointment as Chief Operating Officer.

(5) Mr. May joined the Company in July 1997 and resigned as Vice
    President--Manufacturing in August 1999.

(6) Consists of amounts paid to Mr. May which are payable over a period of six months in connection with Mr. May's resignation as Vice
    President--Manufacturing.

    The following table provides information with respect to the Named Executives concerning the grants of options during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                          --------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                                 OF STOCK PRICE
                          NUMBER OF SHARES    PERCENT OF TOTAL                               APPRECIATION FOR OPTION
                             UNDERLYING      OPTIONS GRANTED TO   EXERCISE                           TERM(1)
                              OPTIONS           EMPLOYEES IN      PRICE PER   EXPIRATION   ---------------------------
NAME                          GRANTED           FISCAL YEAR         SHARE        DATE          5%             10%
----                      ----------------   ------------------   ---------   ----------   -----------   -------------
Greg C. Mackie.........             --                 --              --            --           --              --
Roy D. Wemyss..........         10,000                  3%          $5.00        4/1/09     $ 81,445      $  129,687
William A. Garrard.....         30,000                  8%          $4.75       9/21/09      238,226         379,335
James T. Engen.........        100,000                 28%          $4.75       9/21/09      794,086       1,264,449
Peter Watts............         60,000                 17%          $4.75       9/21/09      476,452         758,669
Robert May.............             --                 --              --            --           --              --
David E. Firestone.....          4,500                  1%          $4.75       9/21/09       35,734          56,900

------------------------

(1) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

    The following table provides information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS AT FY-END           OPTIONS AT FY-END(1)
                                 SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                               ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ---------------   --------   -----------   -------------   -----------   -------------
Greg C. Mackie.................           --            --       128,750       131,250             --             --
Roy D. Wemyss..................           --            --       250,000(2)     10,000             --        $ 2,500
William A. Garrard.............           --            --        55,000        95,000             --         15,000
James T. Engen.................           --            --        25,000       175,000             --         50,000
Peter Watts....................           --            --        41,250       108,750             --         30,000
Robert May.....................           --            --            --            --             --             --
David E. Firestone.............           --            --       141,750         8,250             --          2,250

------------------------

(1) Amounts reflected are based upon the market value of the Common Stock as of December 31, 1999 ($5.25) minus the applicable exercise price, multiplied by the number of shares underlying the options.

(2) Pursuant to a Separation Agreement in connection with Mr. Wemyss' resignation as Chief Executive Officer, all of stock options granted to Mr. Wemyss prior to April 1999 became fully vested and exercisable.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

EXECUTIVE COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors, composed of Raymond B. Ferguson, Greg C. Mackie and David M. Tully, is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Stock Option Committee ("Option Committee"), composed of Raymond B. Ferguson, Gregory W. Riker, and Roy D. Wemyss, administers the Company's Second Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

    The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Option Committee makes all decisions with respect to stock option grants.

MANAGEMENT INCENTIVE PLAN

    The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria that are available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

    For 1999, the Compensation Committee set the quarterly bonus pool at 6% of the Company's pre-bonus operating income and subject to certain minimum performance levels. In 1999, bonuses aggregating $253,943 were paid to 8 executive officers and 2 key employees of the Company.

    For 2000, the Compensation Committee has adopted a plan that provides for quarterly and annual bonuses payable once predetermined minimum earnings levels are achieved by the Company.

EQUITY PARTICIPATION

    The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan, a maximum of 4,500,000 shares of the Company's Common Stock may be issued.

------------------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

    The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 1999, Mr. Mackie who served as Chief Executive Officer to April 1999 received a base salary of $250,000 and bonuses totaling $9,881 pursuant to the bonus program described above. In 1999, Mr. Wemyss who served as Chief Executive Officer from April 1999 to
September 1999 received a base salary of $216,389 and bonuses totaling $9,655 pursuant to the bonus program described above. In 1999, Mr. Wemyss was also granted options to purchase 10,000 shares of Common Stock under the Option Plan.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 1999 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

                                          COMPENSATION COMMITTEE

                                          Raymond B. Ferguson
                                          Greg C. Mackie
                                          David M. Tully

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Since its formation in 1995, the Compensation Committee has consisted of Greg C. Mackie, David M. Tully and a third outside director. Mr. Mackie is Chairman of the Board of Directors, and Mr. Tully is Secretary/Treasurer of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1999, by (1) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (2) each of the Company's Named Executives; (3) each director; and (4) all current executive officers and directors as a group.

         DIRECTORS, NAMED EXECUTIVES                                          PERCENT OF OUTSTANDING SHARES
             AND 5% SHAREHOLDERS               SHARES BENEFICIALLY OWNED(1)        BENEFICIALLY OWNED
---------------------------------------------  ----------------------------   -----------------------------
Greg C. Mackie(2)............................            5,113,550(3)(4)                   42%
C. Marcus Sorenson and Judith B.
  Sorenson(2)(5).............................            2,553,750(6)                      21%
David M. Tully(2)............................            2,291,050(7)(8)                   19%
Roy D. Wemyss(2).............................              275,900(9)(10)                   2%
Raymond B. Ferguson(2).......................               22,250(11)(12)                  *
Gregory W. Riker(2)..........................                2,500(13)                      *
William A. Garrard...........................               55,000(14)                      *
James T. Engen...............................               25,000(15)                      *
Peter Watts..................................               61,155(16)                      *
Robert May...................................                   --                         --
David E. Firestone...........................              141,750(17)                      1%
Macdonald J. Madden..........................                1,600(18)                      *
All directors and executive officers as a
  group (twelve persons)(19).................           10,543,505                         87%

------------------------

*   Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 1999, the date of this table, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by another person) and that are exercisable within 60 days of December 31, 1999 have been exercised. Unless otherwise noted, the Company believes that all persons' name in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) The address of the shareholder is care of Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

(3) Includes 232,000 shares held by four trusts for the benefit of Mr. Mackie's immediate family. Mr. Mackie serves as trustee for each of these trusts.

(4) Consists of 128,750 shares subject to options exercisable within 60 days of December 31, 1999.

(5) C. Marcus Sorenson and Judith B. Sorenson are husband and wife. Includes 480,300 shares held by six trusts for the benefit of the Sorensons' children and grandchildren. The Sorensons serve as co-trustees of each of these trusts. Mrs. Sorenson has granted Mr. Sorenson a proxy to vote the 2,069,700 shares they jointly own, which proxy expires in July 2000 or upon earlier revocation by Mrs. Sorenson.

(6) Consists of 3,750 shares subject to options exercisable within 60 days of December 31, 1999.

(7) Includes 386,400 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts.

(8) Includes 3,750 shares subject to options exercisable within 60 days of December 31, 1999.

(9) Includes 25,500 shares held by Fireside Building Systems, LLC of which Mr. Wemyss and his wife are the members and 400 shares held by a minor for whom Mr. Wemyss is the guardian.

(10) Includes 250,000 shares subject to options exercisable within 60 days of December 31, 1999.

(11) Consists of shares held jointly with Mr. Ferguson's wife.

(12) Includes 6,250 shares subject to options exercisable within 60 days of December 31, 1999.

(13) Consists of 2,500 shares subject to options exercisable within 60 days of December 31, 1999.

(14) Consists of 55,000 shares subject to options exercisable within 60 days of December 31, 1999.

(15) Includes 25,000 shares subject to options exercisable within 60 days of December 31, 1999.

(16) Includes 60,000 shares subject to options exercisable within 60 days of December 31, 1999.

(17) Consists of 141,750 shares subject to options exercisable within 60 days of December 31, 1999.

(18) Consists of 1,500 shares subject to options exercisable within 60 days of December 31, 1999.

(19) Includes 678,250 shares subject to options exercisable within 60 days of December 31, 1999.

                              CERTAIN TRANSACTIONS

    Blacker-Sorenson Audio Group ("Blacker-Sorenson"), a company in which C. Marcus Sorenson is a partner, acted as the Company's exclusive manufacturers' representative for southern California and southern Nevada in 1998. Blacker-Sorenson received payments from the Company pursuant to this arrangement of $326,416 in 1999.

    In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Greg C. Mackie, C. Marcus Sorenson, Judith B. Sorenson and David M. Tully, that expires December 31, 2004 for office and manufacturing facilities. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Monthly rent expenses in 1999 were $61,735. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 1999, Mackie Holdings was paid a total of $740,820 pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

    In October 1999, the Company made an interest-free loan to Mr. Jamie Engen for $250,000 in connection with his appointment as Chief Operating Officer for the relocation of his family from Vancouver, British Columbia.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 1999 since August 18, 1995 (the date on which the Company's stock was first traded on the Nasdaq National Market System after its initial public offering) to the cumulative return over such period of
(1) the Total Return Index of the Nasdaq Stock Market--US and (2) the Total Return Index of the Nasdaq Stock Market--Electronic Components. The graph assumes that on August 18, 1995 $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          MACKIE DESIGNS INC.  NASDAQ - US  NASDAQ - ELECTRONIC COMPONENTS
8/18/95               $100.00      $100.00                         $100.00
12/31/95               $78.95      $102.43                          $82.21
12/31/96               $45.61      $126.00                         $142.12
12/31/97               $43.86      $154.60                         $149.00
12/31/98               $43.86      $217.22                         $230.36
12/31/99               $36.84      $393.15                         $451.84

                                                    8/18/95    12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                                    --------   --------   --------   --------   --------   --------
Mackie Designs Inc................................  $100.00     $78.95     $45.61     $43.86     $43.86     $36.84
Nasdaq--US........................................   100.00     102.44     126.04     154.44     217.62     393.15
Nasdaq--Electronic Components.....................   100.00      82.19     142.14     149.01     230.33     451.84

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock must report their initial ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1999. The Company believes that all of these filing requirements have been satisfied. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.

                                 PROPOSAL NO. 2
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
               SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN

BACKGROUND

    The Second Amended and Restated 1995 Stock Option Plan (the "Option Plan") was originally adopted by the Board of Directors and approved by the shareholders of the Company in April 1995, amended and restated by the Board of Directors in September 1996, which amendment and restatement was approved by the shareholders in April 1997 and again amended and restated by the Board of Directors in April 1998, which amendment and restatement was approved by the shareholders in May 1998. In February 1999, the Board of Directors amended the Option Plan to increase the number of shares issuable thereunder to 4,500,000, which amendment was approved by the shareholders in May 1999. The Option Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    The Option Plan currently provides for the grant of options to purchase up to 4,500,000 shares of the Company's Common Stock to eligible participants. On December 31, 1999, options to purchase 3,411,000 shares were outstanding under the Option Plan, 2,415,025 of which were immediately exercisable, and options to purchase 1,006,250 shares remained available for grant. The exercise prices of the outstanding options ranged from $4.75 to $13.88 per share. As of December 31, 1999, approximately 137 employees had been granted options under the Option Plan. On December 31, 1999, the closing market price of the Company's Common Stock was $5.25.

AMENDMENT

    Subject to shareholder approval, the Board of Directors has amended the Option Plan to increase the number of shares of Common Stock of the Company issuable under the Option Plan from 4,500,000 to 6,500,000 shares.

    The Board of Directors believes that the Amendment promotes the interests of the Company and its shareholders by assisting the Company in attracting, retaining and motivating key employees of the Company and its subsidiaries and motivating certain non-employees of the Company and its subsidiaries. The Board of Directors recommends a vote FOR the Amendment.

WHO MAY PARTICIPATE IN THE PLAN

    Directors (including directors who are not employees), officers and other key employees of the Company and selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company are currently eligible to receive options under the Option Plan. In determining to whom it should grant options, the Company has developed the following performance formula:

    Salaried employees should receive option grants from time to time in recognition of exceptional service to the Company in such amounts as the Committee, in its sole discretion, shall authorize. Average performance by an employee is expected and is not, standing alone, sufficient basis for a grant of options. Options should be granted only when service is consistently from above average to exceptional during the period of measurement. Options should be granted by the Committee only after consultation with management and in furtherance of the objectives and goals set forth in the Company's currently adopted Business Plan. In granting options, the Committee need not treat all employees alike, whether similarly situated or not, but instead should consider in each instance such factors as: the profitability of the efforts of the employee or the unit of the Company in which he or she is employed, effort expended, results achieved, savings realized, loyalty to Company, adherence to Company policies and goals and matters of like import.

    Options may be granted by the Committee to key management employees and employees with skills deemed critical to the Company's success. Such options should be granted effective the first day of employment of qualifying employees, and should be granted only after consultation between management and the Committee. The Committee may designate a certain number of options to be available for certain employment positions that are open and give management leave to suggest to the Committee the identity of the person who will be hired to fill such position, provided that no grant of an option is final until granted by the Committee under the terms of the Plan, and the Committee may refuse management's request in any such regard.

    An option granted under the Option Plan may be either an "incentive stock option," as defined in Section 422 of the Code ("ISO"), or a non-statutory stock option ("NSO"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Option Plan:

    (1) An ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

    (2) The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

    Options that do not meet the above qualifications will be treated as NSOs. The option price of ISOs will not be less than 100% of the fair market value of such shares on the date the option is granted.

EXERCISE OF OPTIONS

    No option shall be exercisable until it has vested. The Plan Administrator has the power to set the vesting schedule for each option. Unless the option agreement executed by the optionee expressly otherwise provides, the option shall vest on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of the grant of the option. No option shall be exercisable after the expiration of 10 years from the date it is granted, except in the case of an ISO granted to a 10% shareholder (in which event the option must be exercised within five years). An ISO is not exercisable prior to the expiration of 12 months from the date it is granted.

    To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares, such payment to be made in cash or, upon approval of the Plan Administrator, by (1) delivering shares previously held by the option holders; (2) executing a promissory note in a form approved by the Plan Administrator; (3) directing the Company to withhold shares otherwise issuable upon exercise of the option; or (4) delivering an irrevocable election to a broker directing the broker to use the proceeds of the sale of the shares to pay the purchase price.

    If any option expires or terminates before being exercised in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the Option Plan.

DURATION OF OPTIONS

    Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (1) the expiration of the option, as designated by the Plan Administrator; (2) the date of an optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (3) the expiration of 90 days from the date of an optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option; or
(4) the expiration of one year from the date of death of the optionee or cessation of an optionee's employment by reason of disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option.

ASSIGNMENT

    During the lifetime of the optionee, the option will be exercisable only by the optionee and will not be assignable or transferable, except that the Plan Administrator may, in its discretion, authorize the transfer of NSOs by gift to members of the optionee's family or trusts or partnerships for the exclusive benefit of the family members, or to charitable organizations.

DURATION OF THE PLAN AND AMENDMENT

    Options may be granted under the Option Plan from time to time until April 3, 2005. The Board may at any time terminate or amend the Option Plan, provided that any modification that materially increases the benefits accruing to participants or the number of shares that may be issued under the Option Plan, or materially modifies the requirements as to eligibility for participation in the Option Plan, will become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Washington.

CHANGE IN CONTROL

    The Option Plan provides that upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which shareholders of the Company receive cash, stock or other property, any option granted under the Option Plan shall terminate, but the optionee shall have the right immediately prior to such event to exercise such option, in whole or part, to the extent the vesting requirements set forth in his or her option agreement have been satisfied, unless stated otherwise in his or her option agreement. Upon such event, if the shareholders of the Company receive capital stock of another corporation, all options granted under the Option Plan shall be converted into options to purchase shares of such other corporation unless the Company and the corporation issuing exchange shares determine in their sole discretion that any or all such options shall not be converted but instead shall terminate and the optionee shall have the right to exercise such option immediately prior to consummation of the exchange. In the event of a "change in control" of the Company, any options or portions of options outstanding as the date of such event that are not yet fully vested shall become immediately exercisable in full. "Change in control" is defined in the Option Plan as (1) an extraordinary event, such as certain mergers or consolidations, a transfer of substantially all of the Company's assets or adoption of a plan or proposal for liquidation or dissolution of the Company;
(2) an acquisition by any person of shares of common stock or securities convertible into common stock if after the acquisition the person beneficially owned at least 20% of the combined voting power of the Company's then outstanding securities; or (3) a change in the Board of Directors in which the current members of the Board (the "Continuing Directors") cease to constitute at least a majority of the Board, provided that any person becoming a director whose nomination for election was approved by a majority of the Continuing Directors (other than a nomination of an individual who assumed office in connection with an actual threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act of 1934) shall be deemed to be a Continuing Director.

ADMINISTRATION OF THE OPTION PLAN

    The Option Plan is administered by the Plan Administrator which is a committee of the Board of Directors consisting of three non-employee directors appointed by the Board; non-employee directors are defined as members of the Board of Directors who are not officers of the Company or its affiliates, do not receive compensation for services other than as a director in an amount in excess of $60,000 annually, and do not have an interest in certain transactions or are not otherwise engaged in certain business relationships with the Company or its affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary discusses certain of the federal income tax consequences associated with (1) the grant of a stock option under the Option Plan, (2) the exercise of such option and (3) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Option Plan.

NON-STATUTORY STOCK OPTIONS

    The grant of an NSO (including any option exceeding the limitations on ISOs described above) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

    Upon the exercise of an NSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. However, if the Common Stock received by the optionee is not vested (that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture), then the optionee would not be required to include such "spread" in income upon exercise, unless the optionee elected to do so under the special, but somewhat complicated, rules of
Section 83(b) of the Code.

    The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally would depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made and the length of time such shares were held by the employee.

INCENTIVE STOCK OPTIONS

    There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the optionee on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee that would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain that would be characterized as ordinary income would not exceed an amount equal to the excess of (1) the fair market value of such shares as of the date the option was exercised over (2) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

    Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were an NSO. Accordingly, such employee will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. Such employee would then be required to pay the greater of such employee's regular or alternative minimum tax liability computed with respect to such year.

COMPENSATION DEDUCTION

    To the extent compensation income is recognized by an optionee in connection with the exercise of an NSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the withholding requirements are satisfied).

                                 PROPOSAL NO. 3
                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999 is available without charge upon written request to: Corporate Secretary, Mackie
Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

                                          By Order of the Board of Directors
                                          Greg C. Mackie
                                          CHAIRMAN OF THE BOARD

Woodinville, Washington
April 20, 2000

PROXY

                            MACKIE DESIGNS INC.

                         16220 Wood-Red Road, N.E.
                       Woodinville, Washington 98072

         This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 16, 2000

     The undersigned hereby appoints Greg C. Mackie and David M. Tully, or each of them, as proxies, each with full power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 16, 2000, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

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
                                                                                                               Please mark
                                                                                                               your votes as  / X /
                                                                                                               indicated in
                                                                                                               this example
                                                              WITHHELD
                                                       FOR    FOR ALL                                           FOR AGAINST ABSTAIN
1. Election of the following nominees for Directors:   /  /     /  /           2. To approve amendment to the   /  /   /  /    / /
   Raymond B. Ferguson, C. Marcus Sorenson,                                       Company's Second Amended and
   and Roy D. Wemyss.                                                             Restated 1995 Stock Option
                                                                                  Plan.

   (The Board of Directors recommends                                           (The Board of Directors recommends
   a vote "FOR")                                                                a vote "FOR")

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE
PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
AUTHORIZED PERSON.

                                                                                      In their discretion, the proxies are
                                                                                      authorized to vote upon such other
                                                                                      business as may properly come before the
                                                                                      Meeting.

                                                                                      This proxy when properly executed will be
                                                                                      voted in the manner directed herein by the
                                                                                      undersigned holder.

                                                                                      If no direction is made, this proxy will
                                                                                      be voted for Proposals 1 and 2.

                                                                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                      ENVELOPE


Signature                                  Signature if held jointly                              Dated:                   , 2000
          .................................                         .............................       ...................

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